Exhibit 3.2
[SEAL]	BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
	In the office of BARBARA K. CEGAVSKE	Document Number 20160250247-19
Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)
	Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/02/2016 9:12 AM
Entity Number E0262232010-9

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:
STEALTH TECHNOLOGIES, INC.

2. Description of the original document for which correction is being made:
Certificate of Amendment to the Articles of Incorporation For Nevada Private Corporations.

3. Filing date of the original document for which correction is being made:	May 26, 2016 at 10:30 AM

4. Description of the inaccuracy or defect:
The certificate of amendment incorrectly included an amendment to Article 5 of the Articles of Incorporation and incorporated language pertaining to a reverse stock split.  The Company's articles of incorporation were never amended or changed in any manner relating to a reverse stock split and the language relating to the reverse stock should have not have been incorporated as an amendment to the articles of incorporation.

5. Correction of the inaccuracy or defect:
The amendment to the articles of incorporation filed with the Nevada Secretary of State on May 26, 2016 is hereby corrected to delete reference to a reverse stock split and all of the language contained in said May 26, 2016 amendment beginning with "Article 5 of the Articles of Incorporation is hereby amended by adding the following:" and following thereafter is hereby deleted therefrom.

6. Signature:

X BRIAN MCFADDEN	President	5-31-2016
Authorized Signature	Title *	Date

*If entity is a corporation, it must be signed by an officer, if stock has been issued, OR an incorporator or director,, if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 1-5-15